EXECUTION COPY

                    KINDERCARE LEARNING CENTERS, INC.

                              $300,000,000

                9-1/2% Senior Subordinated Notes due 2009

                           PURCHASE AGREEMENT

                                                               February 10, 1997

CHASE SECURITIES INC.
270 Park Avenue
New York, NY  10017

BT SECURITIES CORPORATION
300 South Grand Avenue
41st Floor
Los Angeles, CA  90071

SALOMON BROTHERS INC
Seven World Trade Center
New York, NY  10048

SMITH BARNEY INC.
388 Greenwich Street
New York, NY  10013

Ladies and Gentlemen:

            KinderCare Learning Centers, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 principal amount of its 9-1/2% Senior Subordinated Notes due 2009 (the "Securities"). The Securities are to be issued pursuant to an Indenture to be dated the Closing Date (as defined in Section 3 hereof) (the "Indenture"), between the Company and Marine Midland Bank, as trustee (the "Trustee"). The Company hereby confirms its agreement with Chase Securities Inc. ("CSI") and BT Securities Corporation, Salomon Brothers Inc and Smith Barney Inc. (together, with CSI, the "Initial Purchasers") with respect to the sale by the Company of the Securities to the Initial Purchasers.

            The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Company has

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prepared a preliminary offering memorandum dated January 23, 1997 (such preliminary offering memorandum being hereinafter referred to as the "preliminary offering memorandum"), and an offering memorandum dated February 10, 1997 (such offering memorandum, in the form first furnished to the Initial Purchasers being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Company and the Securities for use in connection with the offering of the Securities. Copies of the preliminary offering memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the preliminary offering memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the preliminary offering memorandum and the Offering Memorandum in connection with the offering and sale of the Securities.

            Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as any such Securities constitute "Registrable Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of a series of senior subordinated notes (the "Exchange Securities") identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Securities (the "Exchange Offer") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

            Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Memorandum.

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            1. Representations, Warranties and Agreements of the Company. The
Company represents and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Date that:

            (a) Each of the preliminary offering memorandum and the Offering Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. Each of the preliminary offering memorandum and the Offering Memorandum, as of its respective date, did not, and at the Closing Date, the Offering Memorandum and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the preliminary offering memorandum or the Offering Memorandum (or any supplement or amendment thereto) in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein (the "Initial Purchasers' Information"). The parties acknowledge and agree that the Initial Purchasers' Information consists solely of the last paragraph of text on the cover page of the Offering Memorandum, the stabilization legend on page four of the Offering Memorandum and the third, sixth and eighth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum.

            (b) Each of the Company and the Subsidiaries (as defined below) has been duly incorporated (or the equivalent thereof, in the case of Subsidiaries other than Domestic Subsidiaries) and each Domestic Subsidiary is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing (or the equivalent thereof, in the case of Subsidiaries other than Domestic Subsidiaries) as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its


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      respective properties and to conduct the businesses in which it is engaged as described in the Offering Memorandum, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiaries considered as a whole (a "Material Adverse Effect"). The term "Subsidiary" means each person with at least nominal assets of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company as of the Closing Date, such persons being referred to collectively as the "Subsidiaries". The only Subsidiaries of the Company organized under the laws of the United States of America or any State thereof or the District of Columbia are KinderCare Real Estate Corp. and KC Development Corp (collectively, the "Domestic Subsidiaries").

            (c) The Company has the capitalization as set forth in the Offering Memorandum under the heading "Capitalization", and all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The outstanding shares of capital stock of each Subsidiary are validly authorized and issued and fully paid and nonassessable (or the equivalent thereof, in the case of Subsidiaries other than Domestic Subsidiaries) and are owned, directly or indirectly, by the Company free and clear of any lien (other than any lien on such capital stock pursuant to the Credit Facilities), charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

            (d) This Agreement and the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 3, 1996, and as amended as of December 27, 1996, between KCLC Acquisition Corp., a Delaware corporation, and the Company have been duly authorized and validly executed and delivered by the Company. At the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture and the Registration Rights Agreement have been duly

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      authorized by the Company. This Agreement and the Merger Agreement
      constitute, and each of the Indenture and Registration Rights Agreement, when duly executed and delivered in accordance with their terms by each party thereto, will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (e) On the Closing Date, the Securities will have been duly authorized by the Company, and the Securities, the Indenture and the Registration Rights Agreement will have been duly executed by the Company and will conform in all material respects to the descriptions thereof contained in the Offering Memorandum. When the Securities are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee), the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (f) The execution, delivery and performance of the Indenture, the Securities, the Registration Rights Agreement, the Merger Agreement and this Agreement by the Company, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof or thereof, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets (other than any lien pursuant to the Credit Facilities) of the Company


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      or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties or assets is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, except for any such conflict, breach, violation, default, lien, charge or encumbrance that would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance of the Indenture, the Securities, the Registration Rights Agreement, the Merger Agreement or this Agreement by the Company or any Subsidiary or the consummation of the transactions contemplated hereby and thereby which shall not have been obtained or made on or prior to the Closing Date (other than (i) such consents, approvals, authorizations or orders of, or filings or registrations with, the Commission or any state securities regulatory authorities as may be required to be obtained or made pursuant to this Agreement, the Merger Agreement or the Registration Rights Agreement and (ii) consents, approvals, authorizations or orders of, or filings or registrations with, state and local licensing authorities which shall be obtained as soon as practicable following receipt of notice of the necessity therefor in connection with state and local child care licensing requirements and the absence of which, singly or in the aggregate, would not have a Material Adverse Effect). Attached hereto as Annex A is a complete and accurate list of all of the material contracts of the Company.

            (g) KPMG Peat Marwick LLP ("Peat Marwick") are independent certified public accountants with respect to the Company and its Subsidiaries (i) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and



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      rulings thereunder and (ii) as required by the Securities Act and the rules and regulations thereunder for financial statements included in a definitive prospectus forming part of a registration statement on Form S-1 under the Securities Act. The historical financial statements (including the related notes) included in the preliminary offering memorandum and the Offering Memorandum comply in all material respects (except for the inclusion of financial statement schedules) with the requirements applicable to a Registration Statement on Form S-1 and have been prepared, and fairly present in all material respects, the financial position of the Company and the Subsidiaries on a consolidated basis at the respective dates indicated and the results of their operations and cash flows for the respective periods indicated, subject in the case of unaudited consolidated financial statements to year-end audit adjustments, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as otherwise disclosed therein; and the financial information and financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Consolidated Financial and Other Data", "Capitalization", "Pro Forma Consolidated Financial Statements", "Selected Historical Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company, and fairly present in all material respects the data purported to be shown. The pro forma financial statements contained in the preliminary offering memorandum and the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the Merger, the Financings and other related transactions, give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by the preliminary offering memorandum, the Offering Memorandum and this Agreement. The other historical financial and statistical information and data included in the preliminary offering memorandum and the Offering Memorandum are, in all material respects, accurately presented.


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            (h) There are no pending actions or suits or judicial, arbitral or other administrative or other proceedings to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which, singly or in the aggregate, if determined adversely to the Company or any Subsidiary, are reasonably likely to have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

            (i) Neither the Company nor any Subsidiary is (A) in violation of its charter or by-laws, (B) in default in any respect, nor has any event occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of their respective property or assets is subject or (C) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which the Company or any Subsidiary or their respective property or assets may be subject, except any violation or default under clauses
      (B) or (C) that would not reasonably be expected to have a Material Adverse Effect.

            (j) The Company and the Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not have, singly or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received notification of any revocation or modification of any such license, authorization or permit (other than with respect to state child care licensing requirements in connection with the transactions contemplated by the Merger Agreement) and none of them has any reasonable basis to believe that any such license, certificate, authorization or permit will not be renewed.


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            (k) Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

            (l) The Company and the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses (including, without limitation, insurance against claims of alleged child abuse), which insurance is in amounts and insures against such losses and risks, in each case as is in accordance with customary industry practice to protect their respective businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures will have to be made in order to continue such insurance.

          (m) Except as disclosed in the Offering Memorandum, there are no securities of the Company or any Subsidiary registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

          (n) Except as disclosed in the Offering Memorandum (including with respect to this Agreement), neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering of the Securities.

            (o) The Company and the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses, except where the failure to own or possess such rights would not have a Material Adverse Effect, and the Company has no reasonable basis to believe that the conduct of their businesses will conflict with any such rights of others which would reasonably be


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      expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any claim of conflict with any such rights of others which, if such assertion of conflict were sustained, would have a Material Adverse Effect.

            (p) The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title (other than pursuant to the Credit Facilities) that would reasonably be expected to have a Material Adverse Effect, it being understood that liens, encumbrances, claims, defects and imperfections of title that do not materially interfere with the use made or proposed to be made of such property would not reasonably be expected to have a Material Adverse Effect.

            (q) Except as described in the Offering Memorandum or which would not reasonably be expected to have a Material Adverse Effect, none of the Company or its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, except where any non-compliance would not reasonably be expected to have a Material Adverse Effect.

            (r) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or


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      upon any other property, (i) in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or (ii) which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except in the case of both clauses (i) and (ii) for any violation or liability which would not have, singly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

            (s) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

            (t) None of the Company or any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (u) Assuming the accuracy of the Initial Purchasers' representations in Section 2 hereof and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities and the offer, resale and delivery of the Securities in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

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            (v) The Securities satisfy the eligibility requirements of Rule
      144A(d)(3) under the Securities Act.

            (w) The Company has not taken and will not take, directly or indirectly, any action prohibited by Rule 10b-6 under the Exchange Act in connection with the offering of the Securities.

            (x) Except as described or summarized in the Offering Memorandum, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

            (y) Since the date as of which information is given in the Offering Memorandum, (A) there has been no material adverse change or any development involving a prospective material adverse change in the financial condition or in the earnings or business of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except as contemplated by the Merger Agreement.

            2. Purchase by the Initial Purchasers. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company such respective principal amounts of Securities as are set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 97.25% of the principal amount thereof, plus accrued interest, if any, from February 13, 1997, to the Closing Date.

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            The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

            The Initial Purchasers have advised the Company that it is their intention, as promptly as they deem appropriate after the Company shall have furnished the Initial Purchasers with copies of the Offering Memorandum, to resell the Securities pursuant to the procedures and upon the terms set forth in the Offering Memorandum, including not to solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Company that they have solicited and will solicit offers for Securities only from, and will offer Securities only to, persons that they reasonably believe to be (i) "Qualified Institutional Buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, or (ii) other Institutional Accredited Investors, within the meaning of Rule 501(a) under the Securities Act. The Initial Purchasers represent and warrant, severally and not jointly, that they are either QIBs or Institutional Accredited Investors, in either case with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Securities, and are acquiring their interest in the Securities not with a view to the distribution or resale thereof, except resales in compliance with the registration requirements or exemption provisions of the Securities Act and neither they, nor anyone acting on their behalf, will offer the Securities so as to bring the issuance and sale of the Securities within the provisions of
Section 5 of the Securities Act. The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to the Initial Purchasers. The Initial Purchasers agree that, prior to or simultaneously with the confirmation of sale by the Initial Purchasers to any purchaser of any of the Securities purchased by the Initial Purchasers from the Company pursuant hereto, the Initial Purchasers shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment thereof or supplement thereto that the Company shall have furnished to the Initial Purchasers prior to the date of such confirmation of sale). In addition to the

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                                                                              14


foregoing, the Initial Purchasers agree and understand that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c), (d), (e) and (f) hereof, counsel to the Company and to the Initial Purchasers, respectively, may rely upon the accuracy and truth of the foregoing representations, warranties and covenants in this Section 2 and the Initial Purchasers hereby consent to such reliance.

            3. Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 a.m., New York City time, on February 13, 1997, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being referred to herein as the "Closing Date").

            On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

            4. Further Agreements of the Company. The Company agrees with the Initial Purchasers:

            (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue

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      or which requires the making of any additions to or changes in the
      Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading and not to effect such amendment or supplementation without the consent of the Initial Purchasers (such consent not to be unreasonably withheld); to advise the Initial Purchasers promptly of any order preventing or suspending the use of the preliminary offering memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the preliminary offering memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the preliminary offering memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested; and the Company hereby consents to the use of the preliminary offering memorandum and the Offering Memorandum, and any amendments and supplements thereto, in connection with resales of the Securities;

            (c) if the delivery of the Offering Memorandum is required at any time prior to the expiration of nine months after the time of the issue of the Offering Memorandum in connection with the sale of the Securities and if at such time any events shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Memorandum in order to comply with any law, to notify the Initial Purchasers immediately thereof, and to prepare promptly and furnish to the Initial Purchasers an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance. The Initial Purchasers' delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 5 hereof;

            (d) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, provided, however, that notwithstanding the Initial Purchasers' objection such amendment or supplement may be effected if counsel to the Company reasonably determines that the Company would be adversely affected if such amendment or supplement is not effected;

            (e) for a period of three years following the Closing Date, to furnish to the Initial Purchasers all public reports and all reports, documents, information and financial statements furnished by the Company to the Commission pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

            (f) for so long as it is required to do so under the Indenture and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Securities, to furnish to such holder, and to any prospective purchaser or purchasers of the Securities designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Securities, and prospective purchasers of the Securities designated by such holders;

            (g) to use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds";

            (h) to assist the Initial Purchasers in arranging for the Securities to be designated PORTAL Market securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

            (i) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

            (j) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

            (k) except following the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) under the Securities Act) will, and the Company will not authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

            (l) to not, and to ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act;

            (m) to cause each Security to bear the legend set forth in the form of Security attached as Exhibit A to the Indenture until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein;

            (n) promptly to take from time to time such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith neither the Company nor any Subsidiary shall be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction where it is not so qualified or so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (o) to comply with the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities for "book-entry" transfer;

            (p) for a period of 90 days from the date of the Offering Memorandum, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its Subsidiaries (other than the Securities or the Exchange Securities) without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld. The Company will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

            (q) in connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its affiliated purchasers (as defined in Rule 10b-6 under the Exchange Act), either alone or with one or more other persons, will bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and neither it nor any of its affiliated purchasers will make bids or purchases for the purpose of creating actual, or apparent, active trading in the Securities or of raising the price of the Securities;

            (r) during the period from the Closing Date until three years after the Closing Date, without the prior written consent of the Initial Purchasers, to not, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act; and

            (s) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

            5. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of officers of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Securities, the Indenture, the Registration Rights Agreement, the Merger Agreement, this Agreement and the Offering Memorandum, and all other legal matters relating to the Securities, the Indenture, the Registration Rights Agreement, the Merger Agreement, this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Company shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters; and none of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) Simpson Thacher & Bartlett, shall have furnished to the Initial Purchasers its written opinion, as special counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                  (i) no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation law or, to the knowledge of such counsel, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities by the Company to the Initial Purchasers and the resale by the Initial Purchasers in accordance with the Purchase Agreement, and the compliance by the Company with all of the provisions of this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers;

                (ii) neither the Company nor any Domestic Subsidiary is an
            "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder;

               (iii) each of this Agreement, the Merger Agreement and the
            Registration Rights Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery thereof by the Company and the other parties thereto) subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except to the extent that indemnification or contribution provisions may be unenforceable;

                (iv) the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (assuming due authorization, execution and delivery by the Company and the Trustee), subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Securities (assuming due authorization, execution and delivery by the Company), upon the due authentication and delivery thereof by the Trustee pursuant to the Indenture and upon payment and delivery in accordance with this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture, the Securities, the Merger Agreement, the Registration Rights Agreement, the Voting Agreement and the Stockholders' Agreement (assuming it is signed in the form attached as an Exhibit to the Merger Agreement), conform in all material respects to the descriptions thereof contained in the Offering Memorandum; and

                  (v) assuming the accuracy of the representations, warranties and agreements of the Company and each Subsidiary contained in paragraphs (s) and (t) of Section 1 of this Agreement and of the Initial Purchasers in Section 2 of this Agreement, no registration of the Securities under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the initial reoffer and resale of the Securities by the Initial Purchasers solely in the manner contemplated by the Offering Memorandum, this Agreement and the Indenture.

            Such counsel shall state that they have participated in conferences with representatives of the Company, representatives of the independent auditors of the Company and representatives of the Initial Purchasers at which conferences the contents of the Offering Memorandum, any amendment thereof and supplement thereto and related matters were discussed, and, although such counsel assume no responsibility for the accuracy or completeness or fairness of the Offering Memorandum, any amendment thereof or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief) as of its date or such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, and the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchasers.

            (d) Alston & Bird shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                  (i) each of the Domestic Subsidiaries has been duly
            incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                (ii) the outstanding shares of common stock of the Company and each Domestic Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable under the General Corporation Law of the State of Delaware and neither the Company nor any Domestic Subsidiary has any outstanding preferred stock;

               (iii) the Company has full corporate power and authority to execute and deliver the Indenture, the Securities, the Registration Rights Agreement, the Merger Agreement and this Agreement and to perform its obligations hereunder and thereunder; and the execution and delivery of the Indenture, the Securities, the Registration Rights Agreement, the Merger Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company;

                (iv) each of this Agreement, the Merger Agreement and the
            Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

                  (v) each of the Indenture and the Securities have been duly authorized, executed and delivered by the Company;

                (vi) the execution, delivery and performance by the Company of the Indenture, the Securities, the Registration Rights Agreement, the Merger Agreement and this Agreement and the fulfillment of the terms hereof and thereof, do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets (other than any lien pursuant to the Credit Facilities) of the Company or any Domestic Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument specified on Annex B, except for any such conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any Domestic Subsidiary or any statute, or, to the knowledge of such counsel, any judgment, order, decree, rule or regulation of any Federal or Georgia or, to the extent acting pursuant to the Delaware General Corporation Law, Delaware court or governmental agency or body or arbitrator having jurisdiction over the Company or any Domestic Subsidiary or any of their respective properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body is required under any such statute, judgment, order, decree, rule or regulation known to such counsel for the execution, delivery and performance of the Indenture, the Securities, the Merger Agreement or the Registration Rights Agreement by the Company; provided, however, that the foregoing may exclude (A) state securities laws or Blue Sky laws, (B) any such consents, approvals, authorizations, or order of, or filings or registrations with, the Commission and any state securities regulatory authorities as may be required to be obtained or made pursuant to the Registration Rights Agreement; (C) any law, rule or regulation of the government of the United States or any state applicable to the Company and its Subsidiaries because of the specific type of business in which each engages; (D) filing of the Registration Statement on Form S-4 in connection with the Merger;
            (E) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware; and (F) the Hart-Scott-Rodino Antitrust Improvement Act of 1976; provided, further, however, that such counsel need not express any opinion as to whether the offering of the Securities may be made without registration under the Securities Act.

                  (vii) neither the Company nor any Domestic Subsidiary is in violation of any terms or provisions of its respective charter or by-laws; and

                  (viii) to the knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement specified on Annex B and which would reasonably be expected to have a Material Adverse Effect.

            Such counsel shall state that they participated in conferences with officers of the Company in connection with the preparation by the Company of its Annual Report on Form 10-K for the year ended May 31, 1996 (as amended by Form 10-K/A filed with the Commission on September 30, 1996) and its Quarterly Reports on Form 10-Q for the sixteen weeks ended September 20, 1996, both of which are incorporated by reference in the Offering Memorandum. In addition, such counsel shall state that they participated in certain conferences with the current officers of the Company, other special counsel to the Company, representatives of the independent auditors of the Company and representatives of the Initial Purchasers at which conferences the contents of the Offering Memorandum, any amendment thereof and supplement thereto and related matters were discussed. Such counsel shall further state that although such counsel has not independently verified and assumes no responsibility for the accuracy, completeness or fairness of statements contained in the Offering Memorandum, any amendment thereof or supplement thereto, that, on the basis of the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (as amended or supplemented), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion as to financial statements and related notes, schedules and other historical and pro forma financial and statistical data contained or incorporated by reference in the Offering Memorandum or any supplement or amendment thereto.

            In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Georgia, and the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchasers.

            (e) Rebecca S. Bryan, Esq., General Counsel of the Company shall have furnished to the Initial Purchasers her written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                  (i) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each of the Company and the Domestic Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect) and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Offering Memorandum (except where the failure to have such power or authority would not have a Material Adverse Effect);

                  (ii) there is no pending or, to the best knowledge of counsel, threatened action or suit or judicial, arbitral or other administrative or other proceeding to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that, singly or in the aggregate, if determined adversely to the Company or any Subsidiary is reasonably likely to have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Merger Agreement or the Indenture; and

                  (iii) neither the Company nor any Domestic Subsidiary is in violation of any terms or provisions of (A) any license, permit, judgment, decree or order or (B) any statute, rule or regulation, in each case pertaining to matters other than child care licensing rules and regulations, which violation in any case referred to in
            (A) or (B) above is reasonably likely to have a Material Adverse Effect.

            Such counsel shall also confirm that there are no material Federal rules dealing with child care licensing matters, and that she has advised the Company regarding state and local child care licensing rules and regulations while serving as counsel to the Company. Such counsel shall also state that, insofar as is known to her, based solely upon such experience and subject to the qualifications and limitations set forth below, all consents, approvals, authorizations, and orders of state and local child care licensing authorities have been obtained except for such consents, approvals, authorizations or orders which the Company has indicated that it will obtain as soon as practicable following notification from any appropriate governmental authority of its failure to have obtained any such required consents, approvals, authorizations or orders and the absence of which would not have a Material Adverse Effect.

            Such counsel shall state that she has participated in certain conferences with representatives of the Company, representatives of the independent auditors of the Company and representatives of the Initial Purchasers at which conferences the contents of the Offering Memorandum, any amendment thereof and supplement thereto and related matters were discussed, and, although such counsel assumes no responsibility for the accuracy or completeness or fairness of the Offering Memorandum, any amendment thereof or supplement thereto, nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief) as of its date or such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may state that her opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Alabama, and the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchasers.

            (f) The Initial Purchasers shall have received from Cravath, Swaine & Moore ("CS&M"), counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the

      Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (g) At the time of the execution of this Agreement, the Company shall have furnished to the Initial Purchasers a letter of Peat Marwick, dated the date hereof (the "Initial Letter"), in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

            (h) On the Closing Date, the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of Peat Marwick, addressed to the Initial Purchasers and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its Initial Letter.

            (i) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its Chief Financial Officer and its Treasurer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, as of its date and the Closing Date, the Offering Memorandum did not, and does not, include any untrue statement of a material fact and did not, and does not, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) as of the Closing Date would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no event or development that can reasonably be expected to result in a Material Adverse Effect, except as set forth in the Offering Memorandum.

            (j) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any event or development that can reasonably be expected to result in a Material Adverse Effect or any change specified in the letters referred to in paragraphs (g) or (h) of this Section, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum (exclusive of any amendment or supplement).

            (k) No action shall have been taken and no statute, rule, injunction, regulation or order shall have been enacted, adopted or issued by any federal or state court of competent jurisdiction or any governmental agency which would, as of the Closing Date, prevent the issuance or sale of the Securities.

            (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review

      (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

            (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (n) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement.

            (o) The Securities shall have been approved by the NASD for trading in the PORTAL Market; provided that CSI shall have performed all of the obligations required to be performed by it in connection with such PORTAL application.

            (p) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (q) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

            (r) The Company shall have furnished to the Initial Purchasers a copy of the solvency letter of Valuation Research, Inc. addressed to The Chase Manhattan Bank.

            (s) The Merger Agreement shall have been executed and delivered by the parties thereto and shall be in force and effect.

            (t) The Initial Purchasers shall be satisfied that the Merger and the Credit Facilities shall have been consummated or will be consummated simultaneously with the offering of the Securities on the terms described in the Offering Memorandum.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory in all material respects to CS&M.

            6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(j), (k), (l) or (m) shall have occurred and be continuing.

            7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within

36 hours after such default, then, (i) if the principal amount of defaulted Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Initial Purchasers, or (ii) if the principal amount of defaulted Securities exceeds 10% of the principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect.

            As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto who, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to make promptly any amendment or supplement to the Offering Memorandum that effects any such changes.

            8. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated pursuant to Section 6 or if for any reason the purchase of the Securities by the Initial Purchasers is not consummated, the Company shall remain responsible (except to a defaulting Initial Purchaser) for the expenses to be paid or reimbursed by it pursuant to Section 12 and the respective obligations of the Company and the Initial Purchasers pursuant to Sections 9 and 10 shall remain in effect. In addition, if the purchase of the

Securities by the Initial Purchasers is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 5 hereof (other than Section 5(m)) is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand accompanied by reasonable supporting documentation for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with this Agreement and the proposed purchase and sale of the Securities.

            9. Indemnification. (a) The Company shall indemnify and hold harmless the Initial Purchasers, their affiliates, and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Initial Purchasers), to the fullest extent lawful, against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which an Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the preliminary offering memorandum or the Offering Memorandum or in any amendment or supplement thereto or any information provided by the Company pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, expense or action promptly following receipt of reasonably detailed statements itemizing such expenses; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with the Initial Purchasers' Information; and provided further that with respect to any such untrue statement or omission made in the preliminary offering memorandum, the foregoing indemnity shall not inure to the benefit of any Initial Purchaser from whom the person asserting such loss, claim, damage, liability or action purchased the Securities, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of such Initial Purchaser is a result of the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, and (ii) the untrue statement or omission in the preliminary offering memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(c).

            (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Compan, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the preliminary offering memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchasers' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, expense or action promptly following receipt of reasonably detailed statements itemizing such expenses.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            The obligations of the Company and the Initial Purchasers in this
Section 9 and in Section 10 are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or (b),
then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company bear to the total discounts received by the Initial Purchasers with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to the Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased from the Company by it were offered to investors less the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

            11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and their respective affiliates and successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives and other than holders and prospective purchasers of the Securities as provided in
Section 4(e), any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            12. Expenses. The Company agrees with the Initial Purchasers to pay
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities; (b) the costs incident to the preparation, printing and distribution of any preliminary offering memorandum, the Offering Memorandum and any amendments and supplements thereto; (c) the costs of reproducing and distributing this Agreement, the Registration Rights Agreement and the Indenture; (d) the costs incident to the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers; (e) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(n) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of CS&M); (f) any fees charged by securities rating services for rating the Securities; (g) all fees and expenses of the Trustee; (h) all costs incident to and fees and expenses of the inclusion of the Securities on the

PORTAL Market system and the approval of the Securities for book-entry transfer by DTC; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (other than each parties' respective share of the costs and expenses incurred in connection with the roadshow); provided, however, that, except as otherwise provided in this Section 12 and in Section 8 the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

          13. Survival. The respective indemnities, rights of contribution, representations, warranties, agreements and statements made by or on behalf of the Company and the Initial Purchasers and any of their respective affiliates, representatives, officers, directors or controlling persons contained in this Agreement or in any certificate delivered pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation or statement as to the results thereof made by or on behalf of any of them or any person controlling any of them.

            14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal Department; and

            (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Chief Financial Officer; General Counsel;

provided, however, that any notice to the Initial Purchasers pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchasers at their addresses set forth on the signature page hereof.

            Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            15. Business Day. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

            16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by facsimile) and, if executed in one or more counterparts, the executed counter parts shall each be an original, but all such counterparts shall together constitute one and the same instrument.

            18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of this Agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms. Initial Purchasers, kindly indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,


                              KINDERCARE LEARNING CENTERS, INC.,

                                by /s/ Philip L. Maslowe
                                  ----------------------------------
                                  Name: Philip L. Maslowe
                                  Title: Executive Vice President
                                         and Chief Financial Officer


Accepted:

CHASE SECURITIES INC.,


  By ________________________________
     Name:
      Title:


BT SECURITIES CORPORATION,


  By ________________________________
     Name:
      Title:


SALOMON BROTHERS INC,


  By ________________________________
     Name:
      Title:

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of this Agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms. Initial Purchasers, kindly indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,


                              KINDERCARE LEARNING CENTERS, INC.,

                                by_______________________________________
                                  Name:
                                  Title:


Accepted:

CHASE SECURITIES INC.,


  By /s/ Gerard J. Murray
     --------------------------------
     Name: Gerard J. Murray
      Title: Managing Director


BT SECURITIES CORPORATION,


  By ________________________________
     Name:
      Title:


SALOMON BROTHERS INC,


  By ________________________________
     Name:
      Title:

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of this Agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms. Initial Purchasers, kindly indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,


                              KINDERCARE LEARNING CENTERS, INC.,

                                by_______________________________________
                                  Name:
                                  Title:

Accepted:

CHASE SECURITIES INC.,


  By ________________________________
     Name:
      Title:


BT SECURITIES CORPORATION,


  By /s/ Michael R. Duckworth
     --------------------------------
     Name: Michael R. Duckworth
      Title: Vice President


SALOMON BROTHERS INC,


  By ________________________________
     Name:
      Title:

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of this Agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms. Initial Purchasers, kindly indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,


                              KINDERCARE LEARNING CENTERS, INC.,

                                by_______________________________________
                                  Name:
                                  Title:

Accepted:

CHASE SECURITIES INC.,


  By ________________________________
     Name:
      Title:


BT SECURITIES CORPORATION,


  By ________________________________
     Name:
      Title:


SALOMON BROTHERS INC,


  By /s/ Edward P. Biggins
     --------------------------------
     Name: Edward P. Biggins
      Title: Vice President

SMITH BARNEY INC.,


  By /s/ Michael S. Klein
     --------------------------------
     Name: Michael S. Klein
      Title: Managing Director


Address for Notices:

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017
Attention:  Legal Department

BT SECURITIES CORPORATION
300 South Grand Avenue
41st Floor
Los Angeles, CA  90071
Attention: Legal Department

SALOMON BROTHERS INC
Seven World Trade Center
New York, NY  10048
Attention:  Brad Gans

SMITH BARNEY INC.
388 Greenwich Street
New York, NY  10013
Attention:  Legal Department

                                   Schedule I

                                                Principal
                                             Amount of Senior
Initial Purchaser                           Subordinated Notes
-----------------                           ------------------
Chase Securities Inc.                          $165,000,000
BT Securities Corporation                        45,000,000
Salomon Brothers Inc                             45,000,000
Smith Barney Inc.                                45,000,000
                                               ------------
  TOTAL                                        $300,000,000
                                               ============